Exhibit 99.1
900 N. Michigan Avenue Suite 1600 Chicago, Illinois 60611 (312) 274-2000
Contact:

G. MARC BAUMANN
Executive Vice President and
Chief Financial Officer
Standard Parking Corporation
(312) 274-2199
mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation to Release
Third Quarter 2007 Results on October 31, 2007

Chicago, IL – October 18, 2007 – Standard Parking Corporation (NASDAQ: STAN) today announced that it expects to release Third Quarter 2007 earnings on Wednesday, October 31, 2007 after the close of market.  On Thursday, November 1, 2007, the Company will host a conference call at 10:00 AM CDT that can be accessed via webcast at www.standardparking.com or www.earnings.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.standardparking.com, or to www.earnings.com at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on either website and accessible for 30 days.

Standard Parking is a leading national provider of parking facility management services.  The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry.  The Company manages approximately 2,000 facilities, containing over one million parking spaces in more than 320 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

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